                                                                    EXHIBIT 99.1

          Euronet Worldwide Reports $33.1 Million in Revenues and $3.9
                    Million in EBITDA for First Quarter 2003

LEAWOOD, KANSAS, USA--April 30, 2003--Euronet Worldwide, Inc. (NASDAQ: EEFT), a leading provider of secure electronic financial transaction solutions, announced consolidated revenues of $33.1 million for first quarter 2003. This compares to $17.0 million for the first quarter 2002. The first quarter results benefited significantly from two major transactions completed in the quarter--the sale of Euronet's U.K. network and its acquisition of e-pay Limited (e-pay). e-pay is included in operating results effective February 3, 2003, and contributed $17.4 million in revenues to the consolidated group for the quarter. Consolidated operating income for the quarter is $1.2 million, compared to $0.1 million for the first quarter 2002. EBITDA is $3.9 million for first quarter 2003 compared to $2.5 million for the first quarter 2002.

Net income for the first quarter 2003 was $15.4 million, or $0.57 fully diluted earnings per share. The first quarter 2003 net income included a one-time gain of $18.0 million on the sale of Euronet's U.K. ATM network and foreign exchange translation losses of $1.8 million. Excluding the effects of the one-time U.K. sale gain and the foreign exchange losses, the first quarter's net loss per share would be $0.03, or a $0.7 million loss.

Euronet will report e-pay's operations as a separate business segment, called the "Prepaid Processing" segment. In addition, Euronet is renaming its previously named Processing Services segment, the "EFT Processing" segment.

The EFT Processing segment posted 2003 first quarter revenues of $11.9 million, operating income of $0.8 million and EBITDA of $2.7 million. Included in the results is revenue from a termination fee of $0.8 million for a contract signed but not implemented. Also included is $0.5 million in operating losses related to the segment's efforts in developing the Asian/Pacific markets, notably India. The EFT Processing segment processed 23.4 million transactions in the first quarter 2003 compared to 15.6 million transactions for the same period last year. The segment completed the quarter with 2,994 ATMs owned or operated compared to 2,548 ATMs at the end of the first quarter 2002. Euronet owns and/or operates ATMs in Hungary, Poland, Germany, Croatia, the Czech Republic, U.K., Greece, Kosovo and Egypt.

The Prepaid Processing segment reported first quarter 2003 revenues of $17.4 million and operating income of $1.5 million, reflecting the operating results of e-pay from the beginning of February 2003 through the end of the quarter. Included in the $1.5 million operating income is depreciation and amortization of $0.6 million, including $0.3 million for amortization of intangible assets assigned for acquisition related purchase accounting. EBITDA for February and March was $2.1 million and total transactions processed for the same period was
12.0 million. e-pay processes electronic point-of-sale prepaid transactions at approximately 50,000 terminals located in the U.K., Australia and Malaysia, and just recently New Zealand.

For comparative purposes, if e-pay's January pre-acquisition results were included for the full quarter, e-pay's revenues and operating income would have grown 20% and 16%, respectively, over the fourth quarter 2002. The operating income growth rate was slightly slower than the revenue growth rate as a result of a greater

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amount of revenue from larger retailers with lower margins and for the addition of incremental sales resources to accommodate future growth objectives.

The Software Solutions segment reported $3.8 million in revenues compared to $4.9 million in revenues for first quarter 2002. First quarter 2002 revenues included $1.3 million in revenues from the Alltel Information Services licensing agreement. Software backlog at March 31, 2003 is $4.3 million compared to $4.9 million at December 31, 2002. Operating income for the Software segment was $0.2 million for the first quarter 2003 as compared to $0.7 million for the same period last year. The decline in operating income was largely attributable to non-recurring ALLTEL licensing agreement revenues in the first quarter 2002.

Corporate and other had $1.4 million of expenses in first quarter 2003, compared to $1.3 million for the first quarter 2002.

In the first quarter 2003, Euronet continued to experience strong growth in transactions. When combining all segments, in the first quarter 2003 Euronet processed approximately 35.4 million transactions compared to 15.6 million transactions in the first quarter 2002. This increase is attributable to continued growth in the EFT Processing segment together with the addition of e-pay to the consolidated group.

The Company's unrestricted cash balance is $13.9 million as of March 31, 2003, up from $12 million at December 31, 2002. Restricted cash of $38.0 million at March 31, 2003 includes $33.2 million of cash held in trust and/or cash held on behalf of others in connection with the administration of the customer collection activities in the Prepaid Processing segment. Cash increased by approximately $28.5 million during the quarter due to proceeds from the sale of the U.K. business and decreased by $30.2 million due to the purchase of e-pay. Capital lease debt reductions during the quarter include repayments of $1.4 million as well as approximately $2.5 million transferred in connection with the sale of the U.K. ATM network. Capital expenditures during the quarter totaled approximately $1.0 million. The Company's 12 3/8% senior debt outstanding is approximately $37 million as of March 31, 2003. Acquisition indebtedness related to e-pay at March 31, 2003 is approximately $27 million.

In February 2003, the Company provided an estimate of its earnings per share for the full year 2003, excluding the effects of the gain on the sale of the U.K. network and of foreign exchange gains or losses. The Company reaffirmed that earnings estimate.

Euronet Worldwide will host an analyst conference call on Wednesday, April 30, 2003, at 10:00 a.m. U.S. Eastern Daylight Time to further discuss these results. The conference call will be broadcast on the Internet and can be accessed via the Euronet Worldwide Internet site at www.euronetworldwide.com or via Vcall at www.vcall.com. Participants should go to the web site at least fifteen minutes before this event to download and install any necessary audio software. For those without Internet access, the conference call-in number is 877-407-9210
(USA) or 1-201-689-8049 (non-USA). The password is "Euronet."

For those unable to attend the live broadcast, a replay will be available beginning approximately one hour after the event via the web locations, as well as via phone. To dial in for the replay, the call-in number is +1-877-660-6853
(USA) or 1-201-612-7415 (non-USA). The account number is 1628 and the confirmation number is 64064. The call replay will be available for two weeks. No fees are charged to access any event.

About Euronet Worldwide

Euronet Worldwide is an industry leader in providing secure electronic financial transaction solutions. The company offers outsourcing and consulting services, integrated EFT software, network gateways, and


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electronic top-up services to financial institutions, mobile operators and retailers. These solutions enable our clients' customers to access personal financial information and to perform secure payment transactions-any time, any place. Euronet operates the largest independent pan-European ATM network, and is a leading provider of electronic distribution service, or top-up services, for prepaid mobile airtime. The company has processing centers located in the U.S., Europe and Asia, and processes electronic top-up transactions at more than 50,000 points of sale across 18,000 retailers in Europe, Australia and the U.S. With corporate headquarters in Leawood, Kansas, USA, and European headquarters in Budapest and London, Euronet serves clients in more than 60 countries. Visit our web site at www.euronetworldwide.com.
                ------------------------

Any statements contained in this news release, which concern the Company's or management's intentions, expectations, or are predictions of future performance, are forward-looking statements. Euronet's actual results may vary materially from those anticipated in such forward-looking statements as a result of a number of factors, including: technological developments affecting the market for the Company's products and services; foreign exchange fluctuations; and changes in laws and regulations affecting the Company's business. These risks and other risks are described in the Company's periodic filings with the Securities and Exchange Commission, including but not limited to Euronet's Forms 10-Q for the periods ended March 31, 2002; June 30, 2002 and September 30, 2002 and its Form 10-K for the year ended December 31, 2002. Copies of these filings may be obtained by contacting the Company or the SEC.

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                   RECONCILATION OF EBITDA TO OPERATING PROFIT
                                    UNAUDITED
                      (in millions, except per share data)

                                            Q1 2003                                                 Q1 2002
                        ------------------------------------------------    ------------------------------------------------------
                             EFT           PREPAID                                               PREPAID
                         PROCESSING      PROCCESSING       CONSOLIDATED      EFT PROCESSING     PROCESSING       CONSOLIDATED
                        -------------- ---------------- ----------------    ----------------- ----------------- ------------------
Operating Income           $0.8             $1.5                $1.2              $0.7               N/A               $0.1

Add: Depreciation and
Amortization                1.9              0.6                 2.7               2.0               N/A                2.4
                           ----             ----                ----              ----                                  ---

Earnings Before
Interest, Taxes and
Depreciation and
Amortization  (EBITDA)     $2.7            $ 2.1                $3.9             $ 2.7               N/A              $ 2.5
                           ====            =====                ====             =====                                =====




            RECONCILATION OF NET INCOME EXCLUDING FX AND GAIN ON SALE
                                    UNAUDITED
                       (in millions except per share data)

                                                                                                       Q1 2003
                                                                                                    -------------
     Net income                                                                                       $  15.4

     Diluted net income per share                                                                     $  0.57

     Add: Foreign exchange loss                                                                          $1.8

     Less: Gain on sale - UK ATM Network `03                                                          $ (18.0)

     Add: Rounding                                                                                    $   0.1
                                                                                                      -------

     Net loss before foreign exchange and gain on sale of UK ATM Network                              $ (0.7)
                                                                                                      =======

     Net loss per share before foreign exchange and gain on sale of UK ATM Network                   $ (0.03)



   GAAP RECONCILATION OF FULL QUARTER RESULTS FOR PREPAID PROCESSING BUSINESS
                                    UNAUDITED
                       (in millions except per share data)

                                                                              Q1 2003                        Q4 2002
                                                                      ------------------------       ------------------------
                                                                                     Operating                   Operating
                                                                        Revenue       Profit        Revenue       Profit
                                                                      ------------ -------------- ------------ --------------
Results as reported for February and March 2003                          $ 17.4         $  1.5
        Add: Amortization of purchased intangibles                          0.0            0.3
                                                                         ------         ------

Adjusted results for February and March 2003 before amortization of
intangible assets                                                          17.4            1.8
       Add: January results, before amortization of
       intangible assets                                                    9.4            1.1
                                                                         ------          -----
Results for three months ended before amortization of intangibles        $ 26.8          $ 2.9       $ 22.3         $  2.5
                                                                         ======          =====       ======         ======




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

                             EURONET WORLDWIDE, INC.
                  CONSOLIDATED SUMMARY STATEMENTS OF OPERATIONS
               (In thousands, except per share and per share data)


                                                                                            Three Months Ended
                                                                                                 March 31
                                                                                        2003                  2002
                                                                                        ----                  ----

Revenues:
  ATM network and related revenue                                                  $   11,889           $    12,177
  e-pay and related revenue                                                            17,372                     -
  Software, maintenance and related revenue                                             3,839                 4,863
                                                                                   ----------           -----------
       Total revenues
                                                                                       33,100                17,040
                                                                                   ----------           -----------
  Operating expenses:
  Direct operating costs                                                               20,005                 7,006
  Salaries and benefits                                                                 6,875                 6,078
  Selling, general and administrative                                                   2,313                 1,501
  Depreciation and amortization                                                         2,756                 2,309
                                                                                   ----------           -----------
       Total operating expenses                                                        31,949                16,894
  Operating income                                                                      1,151                   146
                                                                                   ----------           -----------
  Other income/(expense)
    Interest income                                                                       353                    80
    Interest expense                                                                   (1,607)               (1,654)
    Gain on Sale of UK subsidiary                                                      18,001                     -
    Income from unconsolidated investee companies                                          37                     -
    Foreign exchange (loss)/gain, net                                                  (1,839)                  412
                                                                                   ----------           -----------
       Total other income/(expense)                                                    14,945                (1,162)
  Income/(Loss) from continuing operations before income taxes and minority
   interest                                                                            16,096                (1,016)
  Income tax (expense)/benefit                                                           (675)                1,665
                                                                                   ----------           -----------
  Income from continuing operations before minority interest                           15,421                   649
  Minority Interest                                                                         -                    26
                                                                                   ----------           -----------
  Tncome from continuing operations
                                                                                       15,421                   675
  Discontinued Operations:
  Income from operations of discontinued US and France components (including
   gain on disposal of $4,845 in 2002)                                                      -                 4,762
  Income tax expense                                                                        -                 1,857
                                                                                   ----------           -----------
  Income from discontinued operations                                                       -                 2,905
  Net income                                                                           15,421                 3,580
  Translation adjustment                                                                   47                  (618)
                                                                                   ----------           -----------
  Comprehensive income                                                            $    15,468                $2,962
                                                                                   ----------           -----------
  Income from continuing operations before minority interest per share and
   equivalent                                                                     $      0.61           $      0.03
  Income from discontinuing operations per share and equivalent                   $      0.00           $      0.13
  Net income per share and equivalent                                             $      0.61           $      0.16
                                                                                   ----------           -----------
  Basic Weighted average number of shares outstanding                              25,215,308            22,476,888
                                                                                  ===========           ===========
  Diluted income from continuing operations before minority interest per share
   and equivalent                                                                 $      0.57           $      0.02
  Diluted income from discontinuing operations per share and equivalent           $      0.00           $      0.12
  Diluted net income per share and equivalent                                     $      0.57           $      0.14
                                                                                   ----------           -----------
  Diluted weighted average number of shares outstanding                            26,936,990            26,145,733



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                             EURONET WORLDWIDE, INC.
                       CONSOLIDATED SUMMARY BALANCE SHEETS
                                 (In thousands)


                                                                       March 31, 2003                 December 31, 2002
                                                                       --------------                 -----------------
Assets:
Cash and cash equivalents                                                $     13,930                      $  12,021
Restricted cash                                                                38,048                          4,401
Trade accounts receivable                                                      36,184                          8,380
Other current assets                                                            9,242                          4,297
Assets held for sale
                                                                                   -                          10,326
                                                                         ------------                      ---------
         Total current assets                                                  97,404                         39,425
Property, plant, and equipment, net                                            21,260                         21,394
Goodwill & intangible assets, net                                              80,248                          1,834
Other assets, net                                                               3,081                          3,906
                                                                         ------------                      ---------
         Total assets                                                    $    201,993                      $  66,559
                                                                         ============                      =========
Liabilities and stockholders equity
Current liabilities                                                      $     87,160                      $  16,232
Liabilities held for sale                                                           -                          3,537
Obligations under capital leases, excluding current installments                3,469                          4,301
Notes payable and other long-term liabilities                                  71,220                         36,318
                                                                         ------------                      ---------
          Total liabilities                                                   161,849                         60,388
Stockholders' equity                                                           40,144                          6,171
                                                                         ------------                      ---------
Total liabilities and stockholders' equity                               $    201,993                      $  66,559
                                                                         ============                      =========


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